EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia High Yield Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Park Place Entertainment
	Date of Purchase:       2/15/2000
	Underwriter from whom Purchased:
                              Merrill Lynch & Co.
	Affiliated Underwriters:
		FleetBoston Corp.
	Other Members of Syndicate:
	                        Merrill Lynch & Co.
	                        Banc of America Securities LLC
	                        Bear Stearns & Co.
                              Deutsche Banc Alex Brown
                              BNY Capital Markets
	                        First Union Securities
                              Scotia Capital, Inc.
                              SG Cowen Securities Corp.
                              Wasserstein Perella & Co.
	Aggregate dollar amount of purchase:
					$7,000,000 par
	Aggregate dollar amount of offering:
					$50,000,000
	Purchase price (net of fees and expenses):
	$6,944,000
	Date offering commenced:
					2/15/2000
	Commission:			$56,000



2)	Issuer:                 Flextronic International Ltd.
                                 Subordinated Notes
	Date of Purchase:       6/26/2000
	Underwriter from whom Purchased:
                              Salomon Smith Barney
	Affiliated Underwriters:
		FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                        Morgan Stanley Dean Witter
	                        Banc of America Securities LLC
	                        ABN Amro
	Aggregate dollar amount of purchase:
					$1,000,000 par
	Aggregate dollar amount of offering:
					$500,000,000
	Purchase price (net of fees and expenses):
	$984,200
	Date offering commenced:
					6/26/2000
	Commission:			$8,000



3)	Issuer:                 Kansas City Southern
                                Railway Co.
	Date of Purchase:       9/21/2000
	Underwriter from whom Purchased:
                              Chase Securities
	Affiliated Underwriters:
		Fleet Securities
	Other Members of Syndicate:
	                        Banc One Capital Markets
	                        Scotia Capital (USA), inc.
	                        ABN Amro
                              BMO Nesbitt Burns Corp
                              BNY Capital Markets, Inc.
					Tokyo-Mitsubishi Internat'l plc
	Aggregate dollar amount of purchase:
					$500,000 par
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):
	$989.25
	Date offering commenced:
					9/8/2000
	Commission:			10.75